UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 26, 2007
Date of Report (Date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25507	76-0547750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

270 Bridge Street, Suite 301, Dedham, Massachusetts		02026
(Address of principal executive offices)		(Zip Code)

(781) 329-3952
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in our Current Reports on Form 8-K filed on January 8 and March 26, 2007, Patrick Farrell, who relocated from the Boston area to the New York City area for personal reasons earlier this year, has been serving as President of iParty Corp. under an employment agreement with us which expires on November 15, 2007.

At a regularly-scheduled meeting of our Board of Directors on September 26, 2007, the Board determined not to take any action to extend or renew Mr. Farrell’s employment agreement upon its expiration.  Accordingly, Mr. Farrell’s term as President of iParty will expire on November 15, 2007.  We currently expect the office of President to remain vacant for an indeterminate period thereafter, during which time Mr. Farrell’s prior responsibilities will be divided between our Chairman and Chief Executive Officer, Sal Perisano, and our Chief Financial Officer, David Robertson.

Mr. Farrell holds vested options to purchase an aggregate of 970,087 shares of our common stock.  Under the terms of the option plan and agreements, these options would have expired on February 15, 2008, three months from the termination of Mr. Farrell’s employment on November 15, 2007.  However, at the September 26 meeting, the Board, with the approval and upon the recommendation of the Compensation Committee, voted to extend the expiration date of Mr. Farrell’s options for an additional six months, to August 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

Dated: October 1, 2007	By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and Chief Executive Officer

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